EXHIBIT C


                                Lock-Up Agreement


March 19, 2007

UBS Securities LLC
Together with the other Initial Purchasers named in Schedule A to the Purchase Agreement referred to herein

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

          This Lock-Up Agreement is being delivered to you in connection with the proposed Purchase Agreement (the "Purchase Agreement") to be entered into by Diversa Corporation, a Delaware corporation (the "Company"), and you and the other Initial Purchasers named in Schedule A to the Purchase Agreement, with respect to the offering (the "Offering") without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on Rule 144A under the Act, of Convertible Senior Notes (the "Notes") of the Company.
Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

          In order to induce you to enter into the Purchase Agreement, the undersigned agrees that, for a period (the "Lock-Up Period") beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final offering memorandum relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC,
(i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Exchange Act") with respect to, any common stock (the "Common Stock"), $0.001 par value per share, of the Company, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing,
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing with the Initial Purchasers to be bound by the terms of this Lock-Up Agreement; (b) dispositions by will or intestacy, or to any trust, for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that the recipient agrees in writing with the Initial Purchasers to be bound by the terms of this Lock-Up Agreement; (c) distributions to partners, limited partners, members, stockholders or affiliates of the undersigned, provided that such partner, limited partner, member, stockholder or affiliate agrees in writing with the Initial Purchasers to be bound by the terms of this Lock-Up Agreement; and (d) the exercise of options and warrants owned by the undersigned that are exerciseable for Common Stock or for the capital stock of Celunol Corp. (the "Celunol Stock"), provided that any subsequent sale, transfer or disposition of any Common Stock or any Celunol Stock issued upon exercise of such options and warrants shall be subject to the restrictions set forth in this Lock-Up Agreement. For purposes of this paragraph, "immediate family" shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

          In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of any registration statement to be filed with the Commission pursuant to the Registration Rights Agreement. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

          In addition, in connection with the Offering, the undersigned hereby waives, for the Lock-Up Period, any rights the undersigned may have pursuant to that Amended and Restated Stockholders' Agreement dated as of January 25, 1999 by and among Diversa Corporation and the Stockholders named therein.

          The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the shares of Common Stock issuable upon conversion of the Notes.

          This Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder if (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) for any reason the Purchase Agreement shall be terminated (other than the provisions thereof which survive termination) prior to the "time of purchase" (as defined in the Purchase Agreement) or (iii) the Purchase Agreement has not been entered into as of April 15, 2007.


[The remainder of this page intentionally left blank; signature page follows]




Yours very truly,


/s/ Joshua Ruch
Name: Joshua Ruch


/s/ Mark Leschly
Name: Mark Leschly


RHO MANAGEMENT PARTNERS, L.P.
By: Atlas Capital Corp.
    Its General Partner

By: /s/ Joshua Ruch
    Name:  Joshua Ruch
    Title: President



RHO MANAGEMENT TRUST I
By: Rho Capital Partners Inc.
    As Investment Advisor

By: /s/ Jeffrey I. Martin
    Name:  Jeffrey I. Martin
    Title: Attorney-in-Fact



RHO MANAGEMENT TRUST II
By: Rho Capital Partners Inc.
    As Investment Advisor

By: /s/ Jeffrey I. Martin
    Name:  Jeffrey I. Martin
    Title: Attorney-in-Fact



RHO MANAGEMENT TRUST III
By: Rho Capital Partners Inc.
    As Investment Advisor


By: /s/ Jeffrey I. Martin
    Name:  Jeffrey I. Martin
    Title: Attorney-in-Fact



RHO VENTURES IV GmbH & CO. BETEILIGUNGS KG
By: Rho Capital Partners Verwaltungs GmbH
    General Partner

By: /s/ Jeffrey I. Martin
    Name:  Jeffrey I. Martin
    Title: Attorney-in-Fact



RHO VENTURES IV (QP), L.P.
By: Rho Management Ventures IV, L.L.C.
    General Partner

By: /s/ Jeffrey I. Martin
    Name:  Jeffrey I. Martin
    Title: Attorney-in-Fact



RHO VENTURES IV, L.P.
By: Rho Management Ventures IV, L.L.C.
    General Partner

By: /s/ Jeffrey I. Martin
    Name:  Jeffrey I. Martin
    Title: Attorney-in-Fact